UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2013

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2013, the Board of Directors of the registrant appointed Barbara A. Munder and Maureen E. O’Connell to the Board of Directors effective February 27, 2013.  Both Ms. Munder and Ms. O’Connell’s compensation will be similar to other non-employee directors of the registrant, which is described under Board Compensation in the registrant’s proxy statement filed with the SEC on April 9, 2012.

Ms. Munder serves as senior advisor to Euromoney Institutional Investor PLC, an international business-to-business publisher, and brings considerable operational, strategy, and marketing expertise to Sucampo’s board. She was previously executive director of the operating groups Institutional Investor Institute and The Hedge Fund Institutional Forum. Prior to joining Euromoney Institutional Investor, Munder served as chief operating officer at Womenfuture LLC, a distance learning company, where she oversaw e-business strategy. She also served over 24 years in various roles with The McGraw-Hill Companies, Inc., among them Senior Vice President, New Initiatives; Vice President and General Manager, Business Week Services; and Vice President, Business Development, Business Week Group. Munder also serves as a director of PETsMART Inc. and Munder Realty Corporation, a private real estate firm. Additionally, she has been on the advisory board for DOAR, a private litigation information services and consulting firm, Izzo Systems, a manufacturer of ergonomically designed golf bags and straps, and Lighthouse International, a non-profit for the visually impaired.

O’Connell brings a strong background in finance and operations to Sucampo’s board, gleaned from her experience as a chief financial officer in seven companies.  In her current role at Scholastic Corporation, O’Connell has overall responsibility for finance, human resources, information technology, customer service, facilities, supply chain, and manufacturing. Since joining the company, she has been a key partner with all business units to better align support functions while enhancing visibility to operating trends and leading business indicators. In her 23 years of experience, she has served as chief financial officer, chief administrative officer, chief operating officer, and president for both private and public companies including Affinion Group, Inc., a leading affinity direct marketer of membership, insurance and loyalty programs; Gartner, Inc., a leading technology research and advisory firm; Barnes & Nobel; Publishers Clearing House; and BMG Direct.  O’Connell is a former member of the board of directors of Beazer Homes (NYSE: BZH), where she served as audit chair for most of her tenure.

There are no arrangements or understandings between either Ms. Munder or Ms. O’Connell and any other persons pursuant to which Ms. Munder or Ms. O’Connell was selected as a director.  There are no transactions, or proposed transactions, during the last two years with the registrant to which either Ms. Munder or Ms. O’Connell was or is to be a party, in which either Ms. Munder or Ms. O’Connell, or any member of their immediate family, has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no familial relationship between either Ms. Munder or Ms. O’Connell and any other director or executive officer of the Company.

On February 25, 2013, Timothy Maudlin resigned as a member of the registrant’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

          (d)       Exhibits

                    99.1      Press Release issued by the registrant on March 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	March 1, 2013	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on March 1, 2013